Exhibit 99.1

NEWS	Overnite Corporation
P.O. Box 1216
Richmond, VA 23218-1216
(804) 231-8000
July 28, 2004
Contact:
Ira Rosenfeld, Director, OTC
Corporate Communications
(804) 291-5362
Irosenfeld@overnite.com
FOR RELEASE AFTER 4 P.M. EDT:

OVERNITE CORPORATION REPORTS $0.60 EPS FOR THE SECOND QUARTER

AND RAISES EARNINGS GUIDANCE FOR THE FULL YEAR

RICHMOND, VA. — Overnite Corporation (NASDAQ: OVNT) today reported financial results for the quarter and six months ended June 30, 2004. Results for the quarter and six months ended June 30, 2004 and 2003 are shown in accordance with generally accepted accounting principles (GAAP). Results for the quarter and six months ended June 30, 2003 are also shown on a pro forma basis (a non-GAAP measure defined below) as if Overnite Corporation (“Overnite”) had become an independent company on January 1, 2003.

Second Quarter

Operating revenue for the quarter was a record $418.5 million, an increase of $46.5 million, or 12.5%, from $372.0 million in the second quarter of 2003.

Net income was $16.8 million in the second quarter of 2004, an increase of 58.5% or $6.2 million, as compared to pro forma net income of $10.6 million for the second quarter of 2003. Net income for the second quarter of 2003 was $14.7 million. Second quarter 2004 diluted earnings per share were $0.60 as compared with pro forma diluted earnings per share of $0.38 for the second quarter of 2003.

Operating income for the second quarter of 2004 was $29.2 million, an increase of 52.1%, as compared to pro forma operating income of $19.2 million in the second quarter of 2003. Operating income for the second quarter of 2003 was $21.0 million.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 93.0% for the second quarter of 2004, compared to 94.8% on a pro forma basis for the second quarter of 2003. The operating ratio was 94.4% for the second quarter of 2003. Both quarters included 64 workdays.

“We continued to benefit from a strong economy and increased market share as reflected by our tonnage growth of over 13% in the second quarter. The already firm pricing environment continued to improve throughout the quarter as demand strengthened and we implemented our general rate increase on June 7,” said Leo Suggs, Chairman, Chief Executive Officer and President of Overnite Corporation.

Six Months

Operating revenue for the six months of 2004 was $797.1 million, an increase of $83.9 million, or 11.8%, from $713.2 million for the first six months of 2003.

Net income was $24.3 million in the first six months of 2004 compared to pro forma net income of $16.2 million for the first six months of 2003. Net income for the first six months of 2003 was $24.0 million. Diluted earnings per share for the first six months of 2004 were $0.87 as compared with pro forma diluted earnings per share of $0.58 for the first six months of 2003.

Operating income for the first six months of 2004 was $43.2 million, an increase of 44.0%, as compared to pro forma operating income of $30.0 million for the first six months of 2003. Operating income for the first six months of 2003 was $33.6 million.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 94.6% for the six months of 2004, compared to 95.8% on a pro forma basis for the six months of 2003. The operating ratio was 95.3% for the six months of 2003. The six months of 2004 included 128 workdays versus 127 in the six months of 2003.

Business Outlook

Overnite anticipates third quarter 2004 earnings per diluted share to be $0.75 to $0.80, and earnings per diluted share for the full year of 2004 to be $2.15 to $2.25.

“Given the robust economy, Overnite’s demonstrated operating leverage, and the dedication of our people we have raised our EPS guidance for the third quarter and full year,” said Mr. Suggs.

Investor Conference Call and Web Simulcast

Overnite will conduct a conference call on July 29, 2004, at 8:30 a.m. EDT to discuss the second quarter results of 2004, continuing guidance for 2004, and other developments. The number to call for this teleconference is (800) 299-0148 or (617) 801-9711 for international calls. The passcode will be 27628032.

The call also will be webcast live via Overnite’s Web site at http://www.ovnt.com and will be archived there for future playback. The webcast will also be available via StreetEvents at http://www.streetevents.com.

Supplemental financial information is attached, including a discussion of the pro forma financial measures included in this press release and a separate table that reconciles the Consolidated Condensed Statements of Income for the quarter and six months ended June 30, 2003 to the pro forma amounts.

Additional information is available at Overnite’s Web site: www.ovnt.com. Overnite’s contact for investors is Paul Hoelting, (804) 231-8455. Overnite’s media contact is Ira Rosenfeld, (804) 291-5362.

Overnite Corporation is one of America’s leading less-than-truckload transportation companies. Its principal operating company, Overnite Transportation Company, operates in all 50 states, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico. Its other operating company, Motor Cargo, is a regional less-than-truckload carrier primarily serving the western United States, Canada and Mexico. Together, they form one of the largest less-than-truckload carriers in the United States with over 200 service centers.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, future financial performance, strategy, expectations, competitive environment, regulation and availability of resources.

Forward-looking statements should not be read as a guarantee of future performance or results. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause Overnite’s actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether Overnite is fully successful in implementing its financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods and earthquakes; and other factors detailed from time to time in the reports that Overnite files with the Securities and Exchange Commission.

Overnite assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the three months Ended June 30,
	2004	2003	Pro forma 2003
Operating Revenue	$418,528	$371,987	$371,987
Operating Expenses:
Salaries, wages and employee benefits	239,924	220,814	221,357
Supplies and expenses	37,443	30,548	30,548
Operating taxes	14,169	13,414	13,414
Claims and insurance	14,969	14,821	15,374
Rents and purchased transportation	45,208	37,809	37,809
Communication and utilities	4,909	5,166	5,166
Depreciation	14,874	14,364	14,556
Other	17,814	14,048	14,527

Total operating expenses	389,310	350,984	352,751

Operating Income	29,218	21,003	19,236
Other Income and Expense:
Interest income from Union Pacific Corporation	—	3,726	—
Interest expense	1,290	410	1,763
Other income	91	196	196

Income before Income Taxes	28,019	24,515	17,669
Income tax expense	11,207	9,803	7,065

Net Income	$16,812	$14,712	$10,604

Net income per share – basic	$0.61	$0.53	$0.38
Net income per share – diluted	$0.60	$0.53	$0.38
Number of shares – basic	27,764,103	27,500,000	27,764,103
Number of shares – diluted	27,904,104	27,500,000	27,904,104

Operating Ratio	93.0%	94.4%	94.8%

Operating Statistics			% Change
Gross Weight hauled (millions of pounds):
LTL(1)	2,385.3	2,150.0	10.9%
Truckload(1)	487.7	383.5	27.2

Total	2,873.0	2,533.5	13.4%

Shipments (000’s)
LTL(1)	2,502.1	2,457.0	1.8%
Truckload(1)	34.0	27.3	24.5
Dedicated truckload	20.8	19.8	5.1

Total	2,556.9	2,504.1	2.1%

LTL weight per LTL shipment (pounds)(1)	953.3	875.1	8.9%
Length of Haul (miles)	764.1	778.3	(1.8)
LTL revenue including fuel surcharge	$368,608	$331,464	11.2
TL revenue including fuel surcharge	$28,950	$23,211	24.7
LTL revenue per CWT (including fuel surcharge)(1)	$15.45	$15.42	0.2
LTL revenue per CWT (excluding fuel surcharge)(1)	$14.67	$14.93	(1.7)
TL revenue per CWT (including fuel surcharge)(1)	$5.94	$6.05	(1.8)
TL revenue per CWT (excluding fuel surcharge)(1)	$5.54	$5.86	(5.5)

(1)	Effective January 1, 2004 less than truckload (LTL) weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT include all shipments with weight under 10,000 pounds. Truckload (TL) weight and shipments include shipments with weight of 10,000 pounds or more. Previously, LTL and TL shipments and weight were determined by weight as well as the size of the shipment.

Weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT for the second quarter of 2003 have been calculated on a consistent basis with the definition described above which became effective January 1, 2004.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the six months Ended June 30,
	2004	2003	Pro forma 2003
Operating Revenue	$797,059	$713,208	$713,208
Operating Expenses:
Salaries, wages and employee benefits	467,243	428,755	429,690
Supplies and expenses	69,993	60,617	60,617
Operating taxes	28,178	26,331	26,331
Claims and insurance	27,069	25,083	26,280
Rents and purchased transportation	86,369	73,377	73,377
Communication and utilities	10,444	10,660	10,660
Depreciation	29,932	28,754	28,946
Other	34,635	26,039	27,332

Total operating expenses	753,863	679,616	683,233

Operating Income	43,196	33,592	29,975
Other Income and Expense:
Interest income from Union Pacific Corporation	—	6,969	—
Interest expense	2,636	769	3,163
Other income	130	297	297

Income before Income Taxes	40,690	40,089	27,109
Income tax expense	16,344	16,058	10,866

Net Income	$24,346	$24,031	$16,243

Net income per share – basic	$0.88	$0.87	$0.58
Net income per share – diluted	$0.87	$0.87	$0.58
Number of shares – basic	27,763,024	27,500,000	27,763,024
Number of shares – diluted	27,870,300	27,500,000	27,870,300

Operating Ratio	94.6%	95.3%	95.8%

Operating Statistics			% Change
Gross Weight hauled (millions of pounds):
LTL(1)	4,590.0	4,127.3	11.2%
Truckload(1)	926.6	747.3	24.0

Total	5,516.6	4,874.6	13.2%

Shipments (000’s)
LTL(1)	4,838.1	4,695.8	3.0%
Truckload(1)	64.5	52.4	23.1
Dedicated truckload	41.0	40.5	1.2

Total	4,943.6	4,788.7	3.2%

LTL weight per LTL shipment (pounds)(1)	948.7	878.9	7.9%
Length of Haul (miles)	769.0	776.3	(0.9)
LTL revenue including fuel surcharge	$702,657	$636,328	10.4
TL revenue including fuel surcharge	$53,309	$43,406	22.8
LTL revenue per CWT (including fuel surcharge)(1)	$15.31	$15.42	(0.7)
LTL revenue per CWT (excluding fuel surcharge)(1)	$14.60	$14.90	(2.0)
TL revenue per CWT (including fuel surcharge)(1)	$5.75	$5.81	(1.0)
TL revenue per CWT (excluding fuel surcharge)(1)	$5.44	$5.62	(3.2)

(1)	Effective January 1, 2004 less than truckload (LTL) weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT include all shipments with weight under 10,000 pounds. Truckload (TL) weight and shipments include shipments with weight of 10,000 pounds or more. Previously, LTL and TL shipments and weight were determined by weight as well as the size of the shipment.

Weight, shipments, LTL weight per LTL shipment and LTL revenue per CWT for the first six months of 2003 have been calculated on a consistent basis with the definition described above which became effective January 1, 2004.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	(Thousands of Dollars) As of
	June 30, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$36,805	$11,068
Accounts receivable	178,471	152,285
Other current assets	29,893	34,905

Total current assets	245,169	198,258
Net properties	484,332	499,446
Total other assets	129,134	133,026

Total assets	$858,635	$830,730

Liabilities and Common Shareholders’ Equity
Current liabilities	$216,616	$201,846
Non-current liabilities:
Long term debt	109,250	115,500
Other non-current liabilities	128,687	132,316

Total non-current liabilities	237,937	247,816
Common shareholders’ equity	404,082	381,068

Total liabilities and common shareholders’ equity	$858,635	$830,730

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	(Thousands of Dollars)
	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003 (a)
Cash provided by operating activities:
Net income	$24,346	$24,031
Depreciation	29,932	28,754
Change in current assets and liabilities	(12,141)	29,625
Other	7,908	(9,003)

Cash provided by operating activities	50,045	73,407

Cash used in investing activities:
Capital investment, net of sales proceeds	(14,818)	(26,981)

Cash used in investing activities	(14,818)	(26,981)

Cash provided by (used in) financing activities:
Repayment of debt	(7,250)	—
Dividends paid to shareholders	(2,240)	—
Dividends and advances paid to Union Pacific Corporation, net	—	(41,278)
Cash overdraft	—	(2,844)

Cash provided by (used in) financing activities	(9,490)	(44,122)

Net change in cash:	25,737	2,304
Cash at beginning of period	11,068	2,086

Cash at end of period	$36,805	$4,390

(a)	The Consolidated Condensed Statement of Cash Flows for the period ended June 30, 2003 is not adjusted for the pro forma effects as if the Company were an independent entity. As a result, net income for the period does not include stand-alone operating expenses or interest expense. Furthermore, 2003 results include intercompany interest income which is no longer earned.

Pro forma Results

Overnite became a stand-alone company on November 5, 2003, as a result of a divestiture by Union Pacific Corporation (UPC). Pro forma results have been provided to present results as if Overnite were an independent, stand-alone public entity for the second quarter and first six months of 2003.

These pro forma financial measures are alternatives to measures determined in accordance with GAAP. They should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Set forth below is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP.

Management believes these non-GAAP financial measures are more reflective of continuing operations as they present investors with information about the impact of the divestiture from UPC and the related initial public offering on the Corporation’s operations and, in doing so, improve transparency to investors and enhance period-to-period comparability of operations and financial performance.

Pro forma operating income for the second quarter and first six months of 2003 includes stand-alone operating expenses equivalent to the second quarter and first six months of 2004, as shown below, and is calculated as if the divestiture had occurred on January 1, 2003.

Pro forma net income for the second quarter and first six months of 2003 excludes the after-tax effects of $3.7 million and $7.0 million, respectively, of intercompany interest income received from UPC. Pro forma net income also includes the after-tax effects of incremental stand-alone operating expenses and includes the after-tax effects of interest expense as if the divestiture had occurred on January 1, 2003. The tables below shows the calculation of pro forma net income for the quarter and six months ended June 30, 2003.

OVERNITE CORPORATION

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

(Unaudited)

(Thousands of Dollars)

	For the three months ended June 30, 2003
	Actual	Pro Forma Adjustments (a)		Pro Forma
Operating Revenue	$371,987	$—		$371,987
Operating Expenses:
Salaries, wages and employee benefits	220,814	543	(b)	221,357
Supplies and expenses	30,548			30,548
Operating taxes	13,414			13,414
Claims and insurance	14,821	553	(c)	15,374
Rents and purchased transportation	37,809			37,809
Communication and utilities	5,166			5,166
Depreciation	14,364	192	(d)	14,556
Other	14,048	479	(e)	14,527

Total operating expenses	350,984	1,767		352,751

Operating Income	21,003	(1,767)		19,236
Other Income and Expense:
Interest income from Union Pacific Corporation	3,726	(3,726	) (f)	—
Interest expense	410	1,353	(g)	1,763
Other income	196			196

Income before Income Taxes	24,515	(6,846)		17,669
Income tax expense	9,803	(2,738)		7,065

Net Income	$14,712	$(4,108)		$10,604

Operating Ratio	94.4%			94.8%

Net income per share:
Basic	$0.53			$0.38	(h)
Diluted	$0.53			$0.38	(h)

Weighted average number of shares outstanding(g):
Basic	27,500,000			27,764,103
Diluted	27,500,000			27,904,104

Notes:

(a)	Overnite Corporation became a stand-alone company on November 5, 2003. Pro forma adjustments are included and calculated to provide information as if Overnite Corporation had been a stand-alone company for the entire three months of the second quarter of 2003.
(b)	Adjustment reflects $543,000 of incremental salaries, wages and benefits.
(c)	Adjustment to reflect incremental costs for directors and officers insurance coverage and various other insurance coverages.
(d)	Adjustment to reflect incremental depreciation.
(e)	Adjustment to reflect incremental legal fees and other professional fees.
(f)	Intercompany interest from Union Pacific Corporation was earned on a monthly basis in periods prior to November 5, 2003. This intercompany interest is no longer earned and will not be earned in future periods.
(g)	Adjustment to reflect interest expense related to $115.5 million of long term debt and $13.5 million of short term debt incurred as part of the divestiture of Union Pacific Corporation.
(h)	The pro forma earnings per share calculations above have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003.

OVERNITE CORPORATION

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME

(Unaudited)

(Thousands of Dollars)

	For the six months ended June 30, 2003
	Actual	Pro Forma Adjustments (a)		Pro Forma
Operating Revenue	$713,208	$—		$713,208
Operating Expenses:
Salaries, wages and employee benefits	428,755	935	(b)	429,690
Supplies and expenses	60,617			60,617
Operating taxes	26,331			26,331
Claims and insurance	25,083	1,197	(c)	26,280
Rents and purchased transportation	73,377			73,377
Communication and utilities	10,660			10,660
Depreciation	28,754	192	(d)	28,946
Other	26,039	1,293	(e)	27,332

Total operating expenses	679,616	3,617		683,233

Operating Income	33,592	(3,617)		29,975
Other Income and Expense:
Interest income from Union Pacific Corporation	6,969	(6,969	)(f)	—
Interest expense	769	2,394	(g)	3,163
Other income	297			297

Income before Income Taxes	40,089	(12,980)		27,109
Income tax expense	16,058	(5,192)		10,866

Net Income	$24,031	$(7,788)		$16,243

Operating Ratio	95.3%			95.8%

Net income per share:
Basic	$0.87			$0.58	(h)
Diluted	$0.87			$0.58	(h)

Weighted average number of shares outstanding(g):
Basic	27,500,000			27,763,024
Diluted	27,500,000			27,870,300

Notes:

(a)	Overnite Corporation became a stand-alone company on November 5, 2003. Pro forma adjustments are included and calculated to provide information as if Overnite Corporation had been a stand-alone company for the entire three months of the first six months of 2003.
(b)	Adjustment reflects $935,000 of incremental salaries, wages and benefits.
(c)	Adjustment to reflect incremental costs for directors and officers insurance coverage and various other insurance coverages.
(d)	Adjustment to reflect incremental depreciation.
(e)	Adjustment to reflect incremental legal fees and other professional fees.
(f)	Intercompany interest from Union Pacific Corporation was earned on a monthly basis in periods prior to November 5, 2003. This intercompany interest is no longer earned and will not be earned in future periods.
(g)	Adjustment to reflect interest expense related to $115.5 million of long term debt and $13.5 million of short term debt incurred as part of the divestiture of Union Pacific Corporation.
(h)	The pro forma earnings per share calculations above have been presented assuming all basic and diluted shares were outstanding as of January 1, 2003.